Exhibit 23(j)(i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

                     Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the captions "Financial Information" in Class A, Class B, and Class C Shares Prospectuses of Federated European Growth Fund, Federated Global Value Fund, Federated Global Financial Services Fund, Federated International Capital Appreciation Fund, Federated International Small Company Fund, Federated International High Income Fund, and Federated Global Equity Fund (seven funds comprising Federated World Investment Series, Inc.) and "Independent Auditors" and "Financial Information" in the Class A, Class B, and Class C Shares Statements of Additional Information for Federated European Growth Fund, Federated Global Value Fund, Federated Global Financial Services Fund, Federated International Capital Appreciation Fund, Federated International Small Company Fund, Federated International High Income Fund, and Federated Global Equity Fund, and to the incorporation by reference of our reports dated January 9, 2003, in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-52149) of Federated World Investment Series, Inc.




                                                ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2003